UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2009
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4939 Directors Place San Diego, California (Address of principal executive offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 652-6500
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT LIST
EX-99.1
EX-99.2

Item 7.01.	Regulation FD Disclosure
A copy of presentation materials describing the Company’s business to be used by the Company from time to time is filed as Exhibit 99.1 hereto. These materials reflect updates to information previously furnished by the Company regarding the Company’s research and development programs, including information relating to expected research and development milestones. The Company does not intend to file any update of these presentation materials in the future. The fact that these updated presentation materials are being furnished should not be deemed an admission as to the materiality of any information contained in the materials.
The Company has recently received and publicly announced certain clinical data related to its products. A copy of the related press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference in its entirety.
The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Document Description

99.1	Ardea Biosciences, Inc. presentation materials updated as of January 12, 2009, and to be used from time to time thereafter.

99.2	Press release dated January 12, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.
Date: January 15, 2009	/s/ CHRISTOPHER W. KRUEGER
Christopher W. Krueger
Chief Business Officer

EXHIBIT LIST

Exhibit
Number	Document Description

99.1	Ardea Biosciences, Inc. presentation materials updated as of January 12, 2009, and to be used from time to time thereafter.

99.2	Press release dated January 12, 2009.